Exhibit 99.1

February 14, 2005

Re:	Fourth Quarter 2004 Wells Limited Partnership Fact Sheets

Dear <<Investor Name>>:

At Wells Real Estate Funds, outstanding client service is a cornerstone of our business. As part of that commitment to you, I hope you find the following important information regarding your investment both informative today and helpful going forward.

Enclosed are fourth quarter 2004 Fact Sheets for each Wells limited partnership in which you hold units. In addition to summarizing each portfolio’s annualized yield and tax passive losses, the Fact Sheets highlight the properties purchased and sold, as well as current leasing percentages. For a more in-depth discussion of your investment, please reference the 2004 Form 10-K filing for your fund(s), which will be available after March 31, 2005, on the Wells Web site at www.wellsref.com. Your login is “investor,” and the password is “growth.”

To further help you track your Wells Limited Partnership investment, we are also providing you with the following list of your investment(s), the number of units you own, and the net amount invested*:

<<Fund, Units, Net Amount Invested>>

In the future, I strongly encourage those of you who have not already done so to consider receiving other filings and correspondence electronically in order to save partnership expenses. Simply send an e-mail to clientservices@wellsref.com and include your full name, e-mail address, and the last four digits of your Wells account number or the last four digits of your Social Security number for authorization purposes. Please remember that you can change your mind at any time and reverse this decision. Any correspondence that includes personal account information will continue to be sent to you via U.S. mail.

As always, should you have any questions about your Wells investment, we would be pleased to assist you. Simply call a Wells Client Services Specialist at 800-557-4830 or send an e-mail to clientservices@wellsref.com.

Thank you for your confidence and trust in Wells Real Estate Funds.

Sincerely,

Leo F. Wells III
General Partner

Enclosure(s)

cc:	Financial Representative

*	The “Net Amount Invested” is intended to show the original purchase amount of the units owned in the account less any Net Sale Proceeds (NSP) distributions that may have been paid on the underlying units. It is not intended to reflect the fair market value of your units, and you should be advised that these amounts do not represent the value of the Partnership’s properties or the amount you would receive upon liquidation of the Partnership. Please note that your investment in units is illiquid because there is no public trading market for the units, and there can be no assurance that you will be able to receive this amount for your units at any time in the future or upon the ultimate liquidation of the Partnership.

PORTFOLIO SUMMARY

PROPERTIES OWNED	% LEASED AS OF 12/31/2004	PERCENT OWNED
AT&T Oklahoma	100%	45%

Comdata	100%	45%

111 Southchase Boulevard (formerly known as the EYBL CarTex building)	0%	17%

The Gartner Group	100%	17%

Johnson Matthey	SOLD	17%

Siemens	100%	45%

20/20 Building (formerly known as the Sprint building)	0%	17%

WEIGHTED AVERAGE	83%

FUND FEATURES

OFFERING DATES	March 1999 – March 2001

PRICE PER UNIT	$10

STRUCTURE	Cash-Preferred – Cash available for distribution up to 10% Preferred Tax-Preferred – Net loss until capital account reaches zero + No Operating Distributions

STRUCTURE RATIO AT CLOSE OF OFFERING	Cash-Preferred – 76% Tax-Preferred – 24%

AMOUNT RAISED	$35,611,192

Portfolio Overview

Wells Fund XII is in the holding phase of its life cycle. The Fund owns interests in six properties since the Johnson Matthey building was sold on October 5, 2004. Four of the remaining properties are 100% leased to tenants in the beginning to middle of their lease terms. The 111 Southchase building is 100% vacant, and Sprint exercised an early lease termination option at the 20/20 Building effective in May 2004. Our focus at this time involves leasing these two vacant properties in the portfolio and maximizing operating performance in the remaining assets in order to deliver what we believe will be the best overall performance for our investors.

There were two significant events within the Fund in 2004. We completed the sale of the Johnson Matthey building to the tenant on October 5, 2004, at a sale price that was well above the acquisition price. We also extended the lease to the Gartner Group for an additional five years through January 2013. This extension will provide additional stability to the portfolio through its holding phase. Plus, we announced the first distribution of net sale proceeds to the limited partners, scheduled for the second quarter 2005, totaling approximately $1,450,000 from the sale of the Johnson Matthey building.

While the portfolio enjoys a relatively high overall occupancy level currently, we do face some near-term leasing issues with the two vacant properties. These leasing challenges may impact operating performance, but we are aggressively working with existing and potential tenants in these markets to minimize any negative effects to the extent possible.

The fourth quarter 2004 operating distributions to the Cash-Preferred unit holders were 6.0%, consistent with the prior quarter. The distribution rate was affected by the re-leasing costs associated with the Gartner renewal. The General Partners anticipate that operating distributions will remain at a similar level or decline slightly in the near term as the Fund absorbs its pro-rata share of several potential capital needs, including: (i) re-leasing costs for the 20/20 (formerly known as the Sprint building) and 111 Southchase buildings; and (ii) other capital improvements for the Comdata and 20/20 buildings.

We would like to highlight that through December 31, 2004, current Cash-Preferred unit holders have received cumulative net operating cash flows since inception of approximately 46% of the amount originally invested. Limited partners who have held Tax-Preferred units since inception have cumulatively received $3.58 per unit in allocated tax losses through December 31, 2003 (data for 2004 are not yet available). No operating distributions have been made to investors holding Tax-Preferred units or to the General Partners, in line with the partnership agreement.

Continued on reverse

Property Summary

•	The AT&T Oklahoma building is located in Oklahoma City, Oklahoma. This asset is fully leased to two tenants, with lease expirations in 2008 and 2010.

•	The Comdata building in Brentwood, Tennessee, outside Nashville, is 100% leased through 2016.

•	The 111 Southchase Boulevard building in Greenville, South Carolina, is currently vacant. We are pursuing a number of market opportunities for this asset.

•	The Gartner Group building is located in Fort Meyers, Florida. During the third quarter, we completed a five-year extension of the Gartner lease for the entire building through January 2013.

•	The Johnson Matthey property was sold on October 5, 2004, and approximately $1,650,000 in net sale proceeds has been allocated to Fund XII. The General Partners are planning to distribute approximately $1,450,000 of these proceeds to the limited partners in the second quarter 2005. The remaining net sale proceeds are being reserved to fund capital costs discussed previously.

•	The Siemens building is located in Detroit, Michigan. The property is 100% leased, and the lease extends to 2010.

•	As noted above, Sprint exercised an early termination option at the 20/20 Building effective in May 2004. The tenant has vacated the property, and we have engaged our local leasing team to begin the marketing effort.

ANNUALIZED YIELD — PER “CASH-PREFERRED” UNIT AT $10 OFFERING PRICE

	Q1	Q2	Q3	Q4	AVG YTD
2004	8.50%	6.00%	6.00%	6.00%	6.63%
2003	8.75%	8.25%	9.00%	9.00%	8.75%
2002	9.50%	9.50%	9.25%	9.25%	9.38%
2001	8.75%	9.25%	9.25%	9.50%	9.19%
2000	6.47%	7.49%	8.25%	8.50%	7.68%
1999	0.00%	0.00%	10.22%	11.48%	6.98%

TAX PASSIVE LOSSES – TAX-PREFERRED PARTNERS

2004	2003	2002	2001	2000	1999
–*	9.68%	9.11%	7.31%	6.11%	3.55%

*	Not yet available

For further information, please refer to Fund XII’s most recent 10-Q filing, which can be found on the

Wells Web site at www.wellsref.com.

6200 The Corners Parkway • Norcross, GA 30092-3365 • www.wellsref.com • 800-448-1010

© 2005 Wells Real Estate Funds